UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012

SAUER ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53598	26-3261559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 Calle Carga – Unit A, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

(888) 829-8748

Registrant’s telephone number, including area code

2326 Teller Road, Newbury Park, California 91320

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2012, the Registrant entered into a three year lease (the “Lease”) for commercial condominium in Camarillo, California (the “Premises”).  The term of the Lease is from September 1, 2012, to August 31, 2015, with two options of two years each to renew, subject to a market value adjustment.  The monthly base rental is $7,000, however, the Registrant is not required to pay base rentals for October and November, 2012.  The Premises will be used as offices, and for the design and manufacturing of the Registrant’s wind turbines.

A copy of the Lease is filed as an exhibit hereto and the reader is referred to such exhibit for a full discussion of the terms and conditions of the Lease.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1

Lease, dated August 20, 2012, between Erik J. Eppink and Sauer Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUER ENERGY, INC.
September 5, 2012	By: /s/ Dieter R. Sauer, Jr.
Dieter R. Sauer, Jr. Director and President